UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      February 24, 2006 (February 17, 2006)
                -------------------------------------------------


                                 BLACKROCK, INC.
                                ---------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                      001-15305                51-0380803
          --------                      ---------                ----------
(State or other jurisdiction           (Commission              (IRS Employer
       of incorporation)               File Number)          Identification No.)


      40 East 52nd Street, New York, New York                      10022
      ---------------------------------------                      -----
      (Address of principal executive offices)                   (Zip Code)


       Registrant's telephone number, including area code:  (212) 810-5300
                                                           -------------------


                                       N/A
                               -----------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry Into A Material Definitive Agreement


On February 17, 2006, the Board of Directors of BlackRock, Inc. (the "Board"), upon advice from an outside compensation consultant retained by the Compensation Committee of the Board, approved the Compensation Committee's recommendation to increase the compensation paid to non-employee directors of the Board ("Non-Employee Directors"). Effective March 31, 2006, each Non-Employee Director will receive an annual grant of $100,000 in restricted stock units of BlackRock, Inc. that will be settled on the earlier of (i) the third anniversary of the date of grant and (ii) the date such Non-Employee Director ceases to be a member of the Board. The other components of Non-Employee Director compensation, including the annual retainer and meeting and committee chair fees, will remain unchanged.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          BlackRock, Inc.
                                          (Registrant)

                                          By:  /s/ Robert P. Connolly
                                              ---------------------------------
 Date: February 24, 2006                      Robert P. Connolly
                                              Managing Director,
                                              General Counsel and Secretary